Schedule I
                                                                              to
                                                                Credit Agreement

                              Subsidiary Borrowers
                        (Credit Agreement Introduction)


WABCO Standard GmbH

Standard Europe (a European Economic Interest Grouping)

WABCO-STANDARD Trane B.V.

American Standard Credit Inc.

American Standard (UK) Limited

Wabco Standard Trane Inc.



                                                                     Schedule II
                             American Standard Inc.
                            Lenders and Commitments

                                                                 Multi-Currency           US $
                                             Periodic Access    Revolving Credit    Revolving Credit       Term Loan
Lenders                                      Loan Commitment       Commitment          Commitment         Commitment
- -------                                      ---------------       ----------          ----------         ----------
Banca Commerciale Italiana                       $5,552,486.19       $4,972,375.69      $3,196,527.23       $1,278,610.89
Bank of America Illinois                        $13,696,132.59      $12,265,193.37      $7,884,767.17       $3,153,906.87
Bank of Scotland                                 $9,254,143.65       $8,287,292.82      $5,327,545.38       $2,131,018.15
Bankers Trust Company                           $13,696,132.59      $12,265,193.37      $7,884,767.17       $3,153,906.87
Banque Paribas                                  $11,104,972.38       $9,944,751.38      $6,393,054.46       $2,557,221.78
Canadian Imperial Bank
 of Commerce                                    $12,770,718.23      $11,436,464.09      $7,352,012.63       $2,940,805.05
Chemical Bank                                   $14,066,298.35      $12,596,685.08      $8,097,868.98       $3,239,147.59
Citibank, N.A.                                  $14,066,298.35      $12,596,685.08      $8,097,868.98       $3,239,147.59
Compagnie Financiere de
CIC et de l'Union Europeene                     $13,696,132.59      $12,265,193.37      $7,884,767.17       $3,153,906.87
Credit Lyonnais, New York Branch                 $9,254,143.65       $8,287,292.82      $5,327,545.38       $2,131,018.15
Credit Suisse                                   $13,696,132.59      $12,265,193.37      $7,884,767.17       $3,153,906.87
Credito Italiano                                 $3,701,657.46       $3,314,917.13      $2,131,018.15         $852,407.26
Deutsche Bank AG                                $13,696,132.59      $12,265,193.37      $7,884,767.17       $3,153,906.87
Dresdner Bank AG                                 $9,254,143.65       $8,287,292.82      $5,327,545.38       $2,131,018.15
Fleet Bank, N.A.                                 $9,254,143.65       $8,287,292.82      $5,327,545.38       $2,131,018.15
National City Bank                                       $0.00               $0.00     $10,714,285.71       $4,285,714.29
NationsBank, N.A. (Carolinas)                   $14,066,298.35      $12,596,685.08      $8,097,868.98       $3,239,147.59
NBD Bank                                         $5,552,486.19       $4,972,375.69      $3,196,527.23       $1,278,610.89
Societe Generale                                 $9,254,143.65       $8,287,292.82      $5,327,545.38       $2,131,018.15
The Bank of New York                            $12,770,718.23      $11,436,464.09      $7,352,012.63       $2,940,805.05
The Bank of Nova Scotia                         $13,696,132.59      $12,265,193.37      $7,884,767.17       $3,153,906.87
The Chase Manhattan Bank, N.A.                  $13,696,132.59      $12,265,193.37      $7,884,767.17       $3,153,906.87
The Fuji Bank, Limited                          $12,770,718.23      $11,436,464.09      $7,352,012.63       $2,940,805.05
The Hokkaido Takushoku Bank, Ltd.                        $0.00               $0.00      $7,142,857.14       $2,857,142.86
The Industrial Bank of Japan
 Trust Company                                  $13,696,132.59      $12,265,193.37      $7,884,767.17       $3,153,906.87
The Long Term Credit Bank
 of Japan, Limited                              $18,508,287.29      $16,574,585.63     $10,655,090.77       $4,262,036.31
The Mitsubishi Bank, Ltd.                        $5,552,486.19       $4,972,375.69      $3,196,527.23       $1,278,610.89
The Mitsubishi Trust and
 Banking Corporation                             $9,254,143.65       $8,287,292.82      $5,327,545.38       $2,131,018.15
The Sakura Bank, Limited                        $15,000,000.00               $0.00     $10,714,285.71       $4,285,714.29
The Sanwa Bank Limited                          $12,770,718.23      $11,436,464.09      $7,352,012.63       $2,940,805.05
The Sumitomo Bank, Ltd.                         $13,696,132.60      $12,265,193.36      $7,884,767.17       $3,153,906.87
The Sumitomo Trust and
Banking Co., Ltd.                                        $0.00               $0.00     $17,857,142.86       $7,142,857.14
The Toronto-Dominion Bank                        $9,254,143.65       $8,287,292.82      $5,327,545.38       $2,131,018.15
U.S. Bank                                                $0.00               $0.00     $10,714,285.71       $4,285,714.29
Union Bank of Finland, Ltd.                     $3,701,657.46       $3,314,917.13      $2,131,018.15         $852,407.26
                                                --------------      --------------     --------------        -----------
     Totals                                    $350,000,000.00     $300,000,000.00    $250,000,000.00     $100,000,000.00

                                  Schedule III
                                       to
                                Credit Agreement

                             Subsidiary Guarantors

I.  U.S. GROUP
    Name                                                          Activity


A.L. Rand Inc.                                                Thai holding co.*

American Radiator & Standard Sanitary Corporation                   Holding co.

American Standard Credit Inc. ("ASCI") (Borrower)                   Finance co.

American Standard Inc. ("ASI")                                       Parent co.
(Borrower)

American Standard International Inc.                                Holding co.

American Standard Trane, Ltd.                              Registered in Japan

Amstan Corporation                                                  Holding co.

Amstan International Ltd.                                           Holding co.

Amstan Trucking Inc.                                       Interstate trucking

A-S Energy, Inc.                                             Energy operations

A.S. Thai Holdings Ltd.                                       Thai holding co.*

American Standard Companies Inc.                             Parent holding co.

CAG Inc.                                                      Thai holding co.*

Cardwell Westinghouse Company                                 Thai holding co.*

Compromise Holdings, Corp.                                    Thai holding co.*

Curtis Alcorn Corp.                                           Thai holding co.*

DFM Corporation                                                Holding co.

*ASI is in the process of consolidating all of the shares of American Standard Sanitaryware (Thailand) Public Company Limited (other than the shares held by
ASI) into Thai Holdings Ltd., formerly known as Toensing Chart Supply, Inc.

Domino Dopant Inc.                                           Thai holding co.*

Fluid Power Inc.                                             Thai holding co.*

FWJ Inc.                                                     Thai holding co.*

Ideal-Standard Inc.                                           Holding co.

IT Holdings Inc.                                              Holding co.

IAS Inc.                                                     Thai holding co.*

IVES Rep, Inc.                                               Thai holding co.*

Locus Coeruleus, Corp.                                       Thai holding co.*

M.C. Capsule Inc                                             Thai holding co.*

McDermott Sizing Corp                                        Thai holding co.*

Mongrue & Sons, Inc                                          Thai holding co.*

MWM Corporation                                               Holding co.

Nether Holdings Inc                                           Holding co.

Reefco Inc                                                    Holding co.

Pammel Creek Corp                                            Thai holding co.*

S.S. Frosca & Co                                             Thai holding co.*

SAU Corp                                                      Holding co.

Standard Sanitary Manufacturing Company                       Holding co.

The Hermann Safe Company                                     Thai holding co.*

The Trane Company (Del.)                                     Holding co.; Saudi
                                                              branch
The Trane Company (Nevada)                                    Advance product
                                                              sales to foreign
                                                              customers

Trane Export, Inc                                             Export for Trane
                                                              products; foreign
                                                              branches


Trane Hellas, Inc                                             Greek branch

Twitty & Co                                                  Thai holding co.*

U.S. Railway Inc                                             Thai holding co.*

Universal Railway Devices Company                            Holding co.

WABCO Automotive Control Systems Inc.*                       Holder of 50% of
                                                             WABCO/Rockwell JV

WABCO Company                                                Holding co.

WABCO-Standard Export Ltd                                    Export Vehicle for
                                                              ASI

Wabco Westinghouse CIS Holdings Inc                           Holding co.

Westinghouse Air Brake International Corporation              Holding co.

World Standard Ltd                                            Brussels HQ Co.
                                                              and other foreign
                                                              branches

II.  GERMANY*

WABCO Standard GmbH (Borrower)                                 Operating Co.

Ideal Standard GmbH                                            Property hold co.

WABCO GmbH (1)                                                 Holding Co.

Trane Beteiligungs GmbH (2)                                    Sales Office

Trane Deutschland GmbH (3)                                     Sales Office


Former company names (1) Wabco Vermogensverwaltungs GmbH, (2) Trane Hamburg GmbH, (3) the former Trane Frankfurt. GmbH was closed and its assets merged into Trane Deutschland GmbH, formerly Trane Dusseldorf GmbH.

III.  CANADA

Wabco Standard Trane Inc. (Borrower)                   Operating and holding co.

IV.  NETHERLANDS

WABCO Standard Holdings B.V. (Borrower)                Holding and operatin co.


WABCO Westinghouse B.V.                                            Operating co.

WABCO Westinghouse Spring Brakes B.V                             . Operating co.


- ---------------

*  Foreign subsidiaries will not guarantee debt of ASI or ASCI.


V.   FRANCE*

Ideal Standard S.A.                                All operating or holding cos.

Societe Trane

WABCO Westinghouse Equipements Automobiles SNC

WABCO Westinghouse S.A.


VI. ITALY*

Ideal-Standard S.p.A.                                  Operating and holding co.

Trane Italia S.R.L.                                               Operating co.

WABCO Westinghouse Automotive Products S.p.A.                     Operating co.


VII. U.K.

American Standard (UK) Limited (Borrower)              Operating and holding co.

Trane (U.K.) Limited                                              Operating cos.

Clayton Dewandre Holdings Limited

Bridge Foundry Company Limited

WABCO Automotive U.K. Limited

Ideal Standard Limited


- ---------------

     * As members of the EEIG Borrower, these companies will be "Credit Parties" but not Subsidiary Guarantors.

VIII.  AUSTRIA

 WABCO Westinghouse Ges. m.b.H.                                    Operating co.

IX.  EEIG

Standard Europe EEIG (Borrower)                                    Financing co.


X  BRAZIL
 Westinghouse Air Brake Brasil S.A.                                  Holding co.
 Ideal Standard Wabco Industria e Comercio Ltda.                   Operating co.

XI.  MEXICO
 Ideal Standard S.A. de C.V.                                       Operating co.


XI.  SWITZERLAND

WABCO Westinghouse A.G.                                            Operating Co.

Trane S.A.                                                         Holding Co.